UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2021

THE AES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(703) 522-1315

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange
Corporate Units	AESC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 5, 2021, The AES Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC as representatives of the underwriters named therein, related to the offering, issuance and sale of 10,430,500 of its Equity Units (the “Equity Units”), including 430,500 Equity Units pursuant to the underwriters’ exercise in part of their option to purchase up to 1,500,000 Equity Units solely to cover over-allotments. Pursuant to the terms of the Underwriting Agreement, the Company sold the Equity Units to the underwriters at a price of 97.5% of the initial public offering price. The Underwriting Agreement contains customary terms, conditions, representations and warranties and indemnification provisions.

The offering of the Equity Units was made under the Company’s Registration Statement on Form S-3ASR (File No. 333-229896), which was originally filed with the Securities and Exchange Commission on February 27, 2019. The Company intends to use the net proceeds from the offering to develop its renewables business, U.S. utility businesses, LNG infrastructure and for other developments determined by management.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Purchase Contract Agreement

On March 11, 2021, the Company entered into the Purchase Contract and Pledge Agreement (the “Purchase Contract Agreement”) with Deutsche Bank Trust Company Americas, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, pursuant to which the Equity Units will be issued. Each Equity Unit initially consists of a unit referred to as a Corporate Unit (a “Corporate Unit”) with a stated amount of $100 and is comprised of (i) a purchase contract under which (1) a holder will purchase from the Company, on February 15, 2024 for $100 cash, a certain number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (2) the Company will pay to the holder contract adjustment payments (each a “Purchase Contract” and collectively the “Purchase Contracts”) and (ii) a 1/10th, or 10%, undivided beneficial interest in one share of 0% Series A Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 (the “Convertible Preferred Stock”) convertible into (y) shares of the Company’s 0% Series B Cumulative Perpetual Preferred Stock, without par value, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), or, solely with respect to conversions in connection with a redemption, into cash and (z) shares of Common Stock (if any) as described below. The shares of Convertible Preferred Stock or Applicable Ownership Interest in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as the case may be, underlying each Corporate Unit are being pledged as collateral to Deutsche Bank Trust Company Americas, as Collateral Agent, to secure the obligation of the holders of the Corporate Units to the Company to purchase the shares of the Company’s Common Stock under the Purchase Contracts. The Purchase Contract Agreement includes customary agreements and covenants by the Company.

Holders of Corporate Units may create “Treasury Units” or “Cash Settled Units” from their Corporate Units as provided in the Purchase Contract Agreement by substituting Treasury securities or cash, respectively, for the Convertible Preferred Stock comprising a part of the Corporate Units. Holders of Equity Units will be entitled to receive, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2021, distributions consisting of contract adjustment payments of 6.875% per year on the stated amount of $100 per Equity Unit, which will accrue from March 11, 2021 and will be payable by the Company in cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, unless the Company has irrevocably elected a contract adjustment payment method to apply.

The Purchase Contract Agreement and the Forms of Corporate Unit, Treasury Unit and Cash Settled Unit representing the Equity Units are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The descriptions of the material terms of the Purchase Contract Agreement and the Forms of Corporate Unit, Treasury Unit and Cash Settled Unit representing the Equity Units are qualified in their entirety by reference to such exhibits.

Deutsche Bank Trust Company Americas is the trustee for certain of the Company’s outstanding notes. Deutsche Bank Trust Company Americas and its affiliates have, from time to time, performed, and may in the future perform, other financial, banking and other services for the Company, for which they received or will receive customary fees and expenses.

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Convertible Preferred Stock

On March 10, 2021, the Company filed a Certificate of Designations (the “Convertible Preferred Stock Certificate of Designations”) with the Secretary of State of Delaware to establish the preferences, limitations and relative rights of the Convertible Preferred Stock, which became effective upon filing. The Convertible Preferred Stock will have an initial conversion rate of 31.5428 shares of Common Stock per share of the Convertible Preferred Stock, equivalent to an initial conversion price of approximately $31.70, subject to adjustment. The initial conversion price represents a premium of approximately 22.5% above the closing price of the Common Stock on March 4, 2021. Each share of Convertible Preferred Stock may be converted only after being separated from the Equity Units and, prior to February 15, 2024, only upon the occurrence of certain fundamental change events if such fundamental change events occur prior to a successful remarketing of the Convertible Preferred Stock. Upon any such conversion, the Company will deliver in respect of each $1,000 liquidation preference of the Convertible Preferred Stock being converted (i) one share of the Series B Preferred Stock or, solely with respect to conversions in connection with a redemption, up to $1,000 in cash and (ii) shares of Common Stock, if any, in respect of any conversion value in excess of the liquidation preference of the Convertible Preferred Stock being converted.

The Convertible Preferred Stock is expected to be remarketed during either an optional remarketing period beginning on, and including, November 15, 2023 and ending on, and including, February 1, 2024 or a final remarketing period beginning on, and including, February 7, 2024 and ending on, and including, February 13, 2024. Upon any successful remarketing, dividends may become payable on the Convertible Preferred Stock, the conversion rate of the Convertible Preferred Stock may be increased, and the earliest redemption date for the Convertible Preferred Stock may be changed to a later date that is on or prior to March 21, 2025.

The Convertible Preferred Stock will initially not bear any dividends and the liquidation preference of the Convertible Preferred Stock will not accrete. In connection with a successful remarketing of the Convertible Preferred Stock, dividends may become payable on the Convertible Preferred Stock. The Company may elect to pay dividends, if any, on the Convertible Preferred Stock in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, unless the Company has previously irrevocably elected a dividend payment method to apply. The Convertible Preferred Stock is perpetual, but the Company may redeem all or any portion of the outstanding Convertible Preferred Stock on or after March 22, 2024 (which date may be changed to a later date as described above), at a redemption price equal to 100% of the liquidation preference thereof, plus any accumulated and unpaid dividends (whether or not authorized or declared), which will only accrue if the dividend rate of the Convertible Preferred Stock is increased upon a successful remarketing. If any shares of Convertible Preferred Stock are redeemed, the Company must also redeem a proportionate number of outstanding shares of Series B Preferred Stock, if any, on the same redemption date.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of Common Stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, junior to the Convertible Preferred Stock, holders of the Convertible Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to its stockholders, after payment of or provision for the Company’s debts and other liabilities, a liquidation preference of $1,000 per share of the Convertible Preferred Stock, plus an amount equal to any accumulated but unpaid dividends (whether or not declared) (which will only accrue if the dividend rate of the Convertible Preferred Stock is increased upon a successful remarketing) up to but excluding the date of payment, but subject to the prior payment in full of all of the Company’s liabilities and the payment of the Company’s senior stock.

The Convertible Preferred Stock Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.1 to this Current Report on Form 8-K. The above description of the Convertible Preferred Stock Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Convertible Stock Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Convertible Preferred Stock Preferred Stock is filed as Exhibit 4.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stock

On March 10, 2021, the Company filed a Certificate of Designations (the “Series B Preferred Stock Certificate of Designations”) with the Secretary of State of Delaware to establish the preferences, limitations and relative rights of the Series B Preferred Stock, which became effective upon filing.

The Series B Preferred Stock initially will not bear any dividends and the liquidation preference of the Series B Preferred Stock will not accrete. Following a successful remarketing of the Convertible Preferred Stock, dividends may become payable on the Convertible Preferred Stock at a dividend rate to be determined in connection with such successful remarketing, in which case the Series B Preferred Stock will bear dividends at the same rate as the Convertible Preferred Stock payable on the same dates as the Convertible Preferred Stock in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Company’s election, unless the Company has previously irrevocably elected a dividend payment method to apply. The Series B Preferred Stock is perpetual, but the Company may redeem all or any portion of the outstanding Series B Preferred Stock on or after March 22, 2024 (which date may be changed to a later date that is on or prior to March 21, 2025 in connection with a successful remarketing of the Convertible Preferred Stock), at a redemption price equal to 100% of the liquidation preference thereof, plus any accumulated and unpaid dividends (whether or not authorized or declared), which will only accrue if the dividend rate of the Series B Preferred Stock is increased upon a successful remarketing of the Convertible Preferred Stock. If any shares of Series B Preferred Stock are redeemed, the Company must also redeem a proportionate number of outstanding shares of Convertible Preferred Stock, if any, on the same redemption date.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Company junior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock are entitled to be paid out of the Company’s assets legally available for distribution to the Company’s stockholders, after payment of or provision for the Company’s debts and other liabilities, a liquidation preference of $1,000 per share of Series B Preferred Stock, plus an amount equal to any accumulated but unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment, but subject to the prior payment in full of all of the Company’s liabilities and the payment of its senior stock.

The Series B Preferred Stock Certificate of Designations became effective upon filing, and a copy is filed as Exhibit 3.2 to this Current Report on Form 8-K. The above description of the Series B Preferred Stock Certificate of Designations is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Preferred Stock Certificate of Designations, which is incorporated herein by reference. A specimen certificate representing the Series B Preferred Stock is filed as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following material is filed as an exhibit to this Current Report on Form 8-K:

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 5, 2021, among the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein relating to the offering of the Equity Units
3.1	Certificate of Designations of the Company with respect to the Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective March 10, 2021
3.2	Certificate of Designations of the Company with respect to the Series B Preferred Stock, filed with the Secretary of State of the State of Delaware and effective March 10, 2021
4.1	Purchase Contract and Pledge Agreement, dated March 11, 2021, between the Company and Deutsche Bank Trust Company Americas, as purchase contract agent, collateral agent, custodial agent and securities intermediary.
4.2	Form of Corporate Unit (included as part of Exhibit 4.1 hereto)
4.3	Form of Treasury Unit (included as part of Exhibit 4.1 hereto)
4.4	Form of Cash Settled Unit (included as part of Exhibit 4.1 hereto)
4.5	Form of Series A Cumulative Perpetual Convertible Preferred Stock Certificate
4.6	Form of Series B Cumulative Perpetual Preferred Stock Certificate
5.1	Opinion of Davis Polk & Wardwell LLP
23.1	Consent of Davis Polk & Wardwell LLP (included as part of Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AES CORPORATION

By:	/s/ Gustavo Pimenta
Name:	Gustavo Pimenta
Title:	Executive Vice President and Chief Financial Officer

Date: March 11, 2021